Exhibit 99.1

The First Bancshares, Inc. Reports Results for Third Quarter Ended September 30, 2020; Increases Quarterly Dividend 20%

HATTIESBURG, Miss.--(BUSINESS WIRE)--October 26, 2020--The First Bancshares, Inc. (“FBMS” or “the Company”) (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today net income available to common shareholders for the quarter ended September 30, 2020.

Highlights for the Quarter:

  Average loans increased $9.1 million, or 0.3% for the sequential quarter comparison.
  Average deposits increased $143.2 million, or 3.5% for the sequential quarter comparison.
  Provision for loan losses totaled $6.9 million for the quarter as compared to $7.6 million for the sequential quarter comparison and $1.0 million for the third quarter of 2019.
  On September 25, 2020, the Company issued $65 million in aggregate principal amount of subordinated debt.
  Pre-tax, pre-provision operating earnings which excludes acquisition charges, treasury awards, gains from bargain purchase of Southwest Georgia Financial Corporation (“SGB”) and sale of land increased 26.5% to $22.1 million for the quarter ended September 30, 2020 as compared to $17.4 million for the third quarter of 2019.
  Pre-tax, pre-provision operating earnings which excludes acquisition charges, treasury awards, gains from bargain purchase of SGB and sale of land increased 2.9% to $22.1 million for the quarter ended September 30, 2020 as compared to $21.4 million for the second quarter of 2020.
  Due to the current economic environment, the allowance for loan losses increased 22% to $34.3 million or 1.09% of total loans at September 30, 2020 as compared to $28.1 million or 0.88% of total loans at June 30, 2020. The Company also has $8.8 million in credit marks associated with acquired loan portfolios.
  As of October 21, 2020, total COVID related modifications were $78.5 million, representing 2.5% of the loan portfolio and down from a peak of $676 million or 21% of the loan portfolio. For additional details related to our response and potential effects of COVID-19, see the investor presentation filed and available under presentations and press releases included in the investor relations section of the company’s website: www.thefirstbank.com.
  During the first quarter of 2020, the Company elected to delay the adoption of the Current Expected Credit Losses (“CECL”) afforded through the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

M. Ray “Hoppy” Cole, President and Chief Executive Officer, commented, “We are pleased with the results of the third quarter and our Company continues to show strong performance in revenue growth and increasing profitability. Pre-tax, pre-provision income increased 26% year over year and 2.9% linked quarter. We are proud of this improvement given the challenging market conditions related to margin compression and the uncertainty in economic activity associated with the pandemic.

During the quarter we raised an additional $65MM of subordinated debt which positions our Company to take advantage of any opportunities that may arise post the pandemic, and to resume our previously approved share buyback program.”

Quarterly Earnings

Net income available to common shareholders totaled $11.9 million for the quarter ended September 30, 2020, a decrease of $0.4 million, or 2.9%, compared to $12.3 million for the quarter ended September 30, 2019.

Net income available to common shareholders totaled $11.9 million for the quarter ended September 30, 2020, a decrease of $5.0 million, or 29.6%, compared to $16.9 million for the quarter ended June 30, 2020. The Company recorded a $7.0 million bargain purchase gain on the acquisition of SGB during the quarter ended June 30, 2020.

Pre-tax, pre-provision operating earnings, which exclude acquisition charges, treasury awards, and gains increased 26.5% to $22.1 million for the quarter ended September 30, 2020 as compared to $17.4 million for the third quarter of 2019 and increased 2.9% to $22.1 million for the quarter ended September 30, 2020 as compared to $21.4 million for the second quarter of 2020.

Provision for loan losses totaled $6.9 million for the quarter ended September 30, 2020, an increase of $5.9 million, or 611% as compared to $1.0 million for the third quarter of 2019 and a decrease of $0.7 million, or 9.0% as compared to $7.6 million for the second quarter of 2020. $5.8 million of the $6.9 million provision for loan loss expense for the quarter ended September 30, 2020 was related to the anticipated economic effects of COVID-19.

Earnings Per Share

For the third quarter of 2020, fully diluted earnings per share were $0.55, compared to $0.71 for the third quarter of 2019. The additional provision for loan losses expense of $5.9 million, or $4.5 million net of tax, for the quarter ended September 30, 2020, which is primarily attributable to the COVID-19 pandemic, represents a decrease of $0.21 in fully diluted earnings per share.

For the third quarter of 2020, fully diluted earnings per share were $0.55, compared to $0.79 for the second quarter of 2020. The bargain purchase and sale of land gains for the quarter ended June 30, 2020 accounted for an increase of $0.35 in fully diluted earnings per share.

Fully diluted earnings per share for the quarter ended September 30, 2020 include the issuance of 2,546,967 shares of our common stock during the second quarter of 2020 in association with the acquisition of SGB and the issuance of 1,682,889 shares of our common stock during the fourth quarter of 2019 in association with the acquisition of First Florida Bancorp, Inc. (“FFB”). Fully diluted earnings per share for all quarters of 2020 include the purchase by the Company of 168,188 shares throughout the calendar year of 2019.

Fully diluted earnings per share for the quarter ended September 30, 2019 include the issuance of 2,377,501 shares of our common stock during the first quarter of 2019 in association with the acquisition of FPB Financial Corp (“FPB”).

Balance Sheet

Consolidated assets increased $79.3 million to $5.164 billion at September 30, 2020 from $5.085 billion at June 30, 2020. Assets include $260.2 million in PPP loans.

Total average loans were $3.166 billion for the quarter ended September 30, 2020, as compared to $3.157 billion for the quarter ended June 30, 2020, and $2.343 billion for the quarter ended September 30, 2019, representing an increase of $9.1 million, or 0.3%, for the sequential quarter comparison, and an increase of $822.3 million, or 35.1%, in prior year quarterly comparison. The acquisitions of FFB and SGB accounted for $647.2 million, net of fair value marks, of the total increase in average loans as compared to the third quarter of 2019.

Average loans increased $9.1 million, or 0.3% for the sequential quarter comparison. Excluding the acquired loans and PPP loans, average loans decreased $85.1 million, or 3.6% as compared to the quarter ended September 30, 2019.

Total average deposits were $4.212 billion for the quarter ended September 30, 2020, as compared to $4.069 billion for the quarter ended June 30, 2020, and $2.766 billion for the quarter ended September 30, 2019, representing an increase of $143.2 million, or 3.5%, for the sequential quarter comparison, and an increase of $1.447 billion, or 52.3%, in prior year quarterly comparison. The acquisitions of FFB and SGB accounted for $912.1 million of the total increase in average deposits as compared to the third quarter of 2019.

Average deposits increased $143.2 million, or 3.5% for the sequential quarter comparison. Excluding the acquired deposits, average deposits increased $534.5 million, or 19.3% as compared to the quarter ended September 30, 2019.

The Company implemented Deposit Reclassification at the beginning of 2020. This program reclassifies noninterest bearing deposits and NOW deposit balances to money market accounts. This program reduces our reserve balance required at the Federal Reserve Bank of Atlanta which provides additional funds for liquidity and lending. At quarter end September 30, 2020, $712.8 million in noninterest deposit balances and $677.3 million in NOW deposit accounts were reclassified as money market accounts.

Asset Quality

Nonperforming assets totaled $44.9 million at September 30, 2020, a decrease of $0.8 million compared to $45.7 million at June 30, 2020 and a decrease of $2.4 million compared to $47.3 million at September 30, 2019. Nonaccrual loans decreased $1.9 million as compared to June 30, 2020 and increased $2.1 million as compared to September 30, 2019. Other real estate decreased $0.3 million as compared to June 30, 2020 and decreased $4.8 million as compared to September 30, 2019.

The ratio of the allowance for loan and leases losses (ALLL) to total loans was 1.09% at September 30, 2020, 0.88% at June 30, 2020 and 0.56% at September 30, 2019. The ratio of annualized net charge-offs (recoveries) to total loans was 0.09% for the quarter ended September 30, 2020 compared to 0.04% for the quarter ended June 30, 2020 and 0.004% for the quarter ended September 30, 2019.

Third Quarter 2020 vs. Third Quarter 2019 Earnings Comparison

Net income available to common shareholders for the third quarter of 2020 totaled $11.9 million compared to $12.3 million for the third quarter of 2019, a decrease of $0.4 million or 2.9%. In comparing the quarters, an increased provision for loan losses in the amount of $5.9 million more was expensed during the third quarter of 2020 as compared to the third quarter of 2019.

Net interest income for the third quarter of 2020 was $40.0 million, an increase of $9.5 million when compared to the third quarter of 2019. The increase was due to interest income earned on a higher volume of loans. Fully tax equivalent (“FTE”) net interest income totaled $40.6 million and $30.7 million for the third quarter of 2020 and 2019, respectively. FTE net interest income increased $9.9 million in the prior year quarterly comparison due to increased loan volume. Purchase accounting adjustments accounted for $0.6 million of the difference in net interest income for the third quarter comparisons. Third quarter 2020 FTE net interest margin of 3.58% included 17 basis points related to purchase accounting adjustments compared to 4.05% for the same quarter in 2019, which included 19 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin decreased 45 basis points in prior year quarterly comparison.

Non-interest income increased $1.7 million for the third quarter of 2020 as compared to the third quarter of 2019. Mortgage income increased $1.2 million in prior year quarterly comparison.

Third quarter 2020 non-interest expense was $26.9 million, an increase of $6.1 million, or 29.3% as compared to the third quarter of 2019. Excluding the net decrease in acquisition charges of $0.5 million for the quarterly comparison, non-interest expense increased $6.6 million in the third quarter of 2020, of which $4.1 million was attributable to the operations of FFB and SGB, as compared to third quarter of 2019.

Investment securities totaled $984.9 million, or 19.1% of total assets at September 30, 2020, versus $640.8 million, or 18.4% of total assets at September 30, 2019. The average balance of investment securities increased $335.8 million in prior year quarterly comparison, primarily as a result of the acquisitions. The average tax equivalent yield on investment securities decreased 76 basis points to 2.48% from 3.24% in prior year quarterly comparison. The investment portfolio had a net unrealized gain of $33.2 million at September 30, 2020 as compared to a net unrealized gain of $13.9 million at September 30, 2019.

The FTE average yield on all earning assets decreased 80 basis points in prior year quarterly comparison, from 4.94% for the third quarter of 2019 to 4.14% for the third quarter of 2020. Average interest expense decreased 56 basis points from 1.17% for the third quarter of 2019 to 0.61% for the third quarter of 2020. Cost of all deposits averaged 47 basis points for the third quarter of 2020 compared to 76 basis points for the third quarter of 2019.

Third Quarter 2020 vs Second Quarter 2020 Earnings Comparison

Net income available to common shareholders for the third quarter of 2020 decreased $5.0 million to $11.9 million compared to $16.9 million for the second quarter of 2020. During the second quarter of 2020, the Company recorded a bargain purchase gain in the amount of $7.0 million, net of tax.

Net interest income for the third quarter of 2020 was $40.0 million as compared to $39.2 million for the second quarter of 2020, an increase of $0.8 million. FTE net interest income increased $0.8 million to $40.6 million from $39.8 million in sequential-quarter comparison. Third quarter 2020 FTE net interest margin of 3.58% included 17 basis points related to purchase accounting adjustments compared to 3.63% for the second quarter in 2020, which included 21 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin decreased 1 basis point in sequential quarter comparison.

Investment securities totaled $984.9 million, or 19.1% of total assets at September 30, 2020, versus $953.3 million, or 18.7% of total assets at June 30, 2020. The average balance of investment securities increased $51.2 million in sequential-quarter comparison. The average tax equivalent yield on investment securities decreased 7 basis points to 2.48% from 2.55% in sequential-quarter comparison. The investment portfolio had a net unrealized gain of $33.2 million at September 30, 2020 as compared to a net unrealized gain of $32.9 million at June 30, 2020.

The FTE average yield on all earning assets decreased in sequential-quarter comparison from 4.23% to 4.14%. Average interest expense decreased 6 basis points from 0.67% for the second quarter of 2020 to 0.61% for the third quarter of 2020. Cost of all deposits averaged 47 basis points for the third quarter of 2020 compared to 52 basis points for the second quarter of 2020.

Excluding the bargain purchase and sale of land gains, non-interest income increased $0.8 million in sequential-quarter comparison resulting from increased mortgage income in the amount of $0.3 million and increased service charges on deposit accounts in the amount of $0.2 million.

Non-interest expense for the third quarter of 2020 was $26.9 million compared to $28.1 million for the second quarter of 2020. Excluding acquisition charges for each quarter, non-interest expense increased $0.9 million.

Year-to-Date Earnings Comparison

In year-over-year comparison, net income available to common shareholders increased $5.3 million, or 16.6%, from $31.9 million for the nine months ended September 30, 2019 to $37.2 million for the same period ended September 30, 2020. Excluding the bargain purchase and sale of land gains of $7.5 million, net of tax, and the increased provision expense of $14.4 million, net of tax, net income available to common shareholders increased $12.2 million in year-over-year comparison.

Net interest income increased $24.9 million in year-over-year comparison, primarily due to interest income earned on a higher volume of loans and securities.

Non-interest income increased $4.2 million in year-over-year comparison excluding the awards and gains mentioned above. Mortgage income increased $2.9 million and interchange fee income increased $0.9 million in the year-over-year comparison.

Non-interest expense was $78.4 million for the nine months ended September 30, 2020 an increase of $14.8 million as compared to the same period ended September 30, 2019. $11.7 million of the increase is related to the operations of FFB and SGB.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend of $0.12 per share to be paid on its common stock on November 24, 2020 to shareholders of record as of the close of business on November 10, 2020.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating net earnings, operating efficiency ratio, pre-tax, pre-provision operating earnings, operating earnings per share, diluted operating earnings per common share, fully tax equivalent net interest income, fully tax equivalent net interest margin, core net interest margin, average tax equivalent yield on investment securities, fully tax equivalent average yield on all earning assets, total tangible common equity, tangible book value per common share and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) changes in economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations; (3) interest rate risk; (4) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (5) risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (6) changes in management’s plans for the future; (7) credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, or competition; (8) changes in accounting principles, policies, or guidelines; (9) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (10) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (11) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (12) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Statements about the potential effects of the COVID-19 pandemic on the Company’s assets, business, liquidity, financial condition, prospects, and results of operations may constitute forward-looking statements and are subject to the risks that the actual effects may differ, possibly materially, from what is reflected in these forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the depth, dispersion and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, employees, third parties and the Company.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 9/30/20	Quarter Ended 6/30/20	Quarter Ended 3/31/20	Quarter Ended 12/31/19	Quarter Ended 9/30/19
Total Interest Income	$ 46,337	$ 45,799	$ 41,598	$ 40,444	$ 37,241
Total Interest Expense	6,365	6,619	7,533	7,000	6,782
Net Interest Income	39,972	39,180	34,065	33,444	30,459
FTE net interest income*	40,608	39,772	34,526	33,847	30,739
Provision for loan losses	6,921	7,606	7,102	850	974
Non-interest income	8,794	15,680	6,474	7,574	7,103
Non-interest expense	26,935	28,070	23,439	24,960	20,825
Earnings before income taxes	14,910	19,184	9,998	15,208	15,763
Income tax expense	2,993	2,241	1,687	3,353	3,491
Net income available to common shareholders	$ 11,917	$ 16,943	$ 8,311	$ 11,855	$ 12,272

PER COMMON SHARE DATA
Basic earnings per share	$ 0.56	$ 0.79	$ 0.44	$ 0.65	$ 0.72
Diluted earnings per share	0.55	0.79	0.44	0.64	0.71
Diluted earnings per share, operating*	0.56	0.52	0.47	0.72	0.74
Quarterly dividends per share	.10	.10	.10	.08	.08
Book value per common share at end of period	29.82	29.34	29.49	28.91	27.92
Tangible book value per common share at period end*	20.93	20.40	19.52	18.87	19.39
Market price at end of period	20.97	22.50	19.07	35.52	32.30
Shares outstanding at period end	21,408,017	21,395,258	18,851,955	18,802,266	17,123,625
Weighted average shares outstanding:
Basic	21,405,309	21,341,913	18,818,115	18,241,244	17,131,080
Diluted	21,544,040	21,437,180	18,942,129	18,398,609	17,267,953

AVERAGE BALANCE SHEET DATA
Total assets	$5,085,340	$4,913,620	$3,990,493	$3,767,587	$3,439,202
Loans and leases	3,165,653	3,156,524	2,602,340	2,512,524	2,343,392
Total deposits	4,212,410	4,069,239	3,186,943	2,963,603	2,765,816
Total common equity	632,527	607,127	547,309	518,070	470,024
Total tangible common equity*	441,635	423,966	358,889	346,742	324,619

SELECTED RATIOS
Annualized return on avg assets (ROA)	0.94%	1.38%	0.83%	1.26%	1.43%
Annualized return on avg assets, operating*	0.95%	0.91%	0.89%	1.40%	1.49%
Annualized pre-tax, pre-provision, operating*	1.74%	1.75%	1.79%	1.87%	2.03%
Annualized return on avg common equity, operating*	7.65%	7.40%	6.50%	10.16%	10.91%
Annualized return on avg tangible common equity, oper*	10.95%	10.60%	9.91%	15.18%	15.80%
Average loans to average deposits	75.15%	77.57%	81.66%	84.78%	84.73%
FTE Net Interest Margin*	3.58%	3.63%	3.93%	4.06%	4.05%
Efficiency Ratio	54.52%	50.62%	57.17%	60.26%	55.03%
Efficiency Ratio, operating*	54.04%	53.91%	55.36%	55.67%	53.17%
*See reconciliation of Non-GAAP financial measures

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	1.09%	0.88%	0.80%	0.53%	0.56%
Nonperforming assets to tangible equity + ALLL	9.31%	9.84%	12.12%	13.13%	13.71%
Nonperforming assets to total loans + OREO	1.42%	1.44%	1.81%	1.86%	2.00%
Annualized QTD net charge-offs (recoveries) to total loans	0.09%	0.04%	0.03%	(0.002%)	0.0041%

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019	Sept 30, 2019
Assets
Cash and cash equivalents	$ 603,736	$ 539,125	$ 286,759	$ 168,864	$ 159,990
Securities available-for-sale	957,458	927,205	762,977	765,087	612,002
Securities held-to-maturity	-	-	-	-	6,328
Other investments	27,461	26,059	25,911	26,690	22.517
Total investment securities	984,919	953,264	788,888	791,777	640,847
Loans held for sale	22,482	18,632	13,288	10,810	11,104
Total loans	3,155,932	3,171,535	2,602,288	2,600,358	2,349,986
Allowance for loan losses	(34,256)	(28,064)	(20,804)	(13,908)	(13,043)
Loans, net	3,121,676	3,143,471	2,581,484	2,586,450	2,336,943
Premises and equipment	124,875	125,053	108,013	104,980	96,726
Other Real Estate Owned	5,202	5,471	6,974	7,299	9,974
Goodwill and other intangibles	190,380	191,431	187,927	188,865	146,091
Other assets	110,889	108,458	88,468	82,818	80,256
Total assets	$5,164,159	$5,084,905	$4,061,801	$3,941,863	$3,481,931

Liabilities and Shareholders’ Equity
Non-interest bearing deposits^	$ 482,236	$ 486,039	$ 340,606	$ 723,208	$ 642,054
Interest-bearing deposits	3,746,978	3,730,851	2,937,188	2,353,325	2,119,181
Total deposits	4,229,214	4,216,890	3,277,794	3,076,533	2,761,345
Borrowings	115,827	116,005	116,180	214,319	136,250
Subordinated debentures	144,709	80,756	80,717	80,678	80,639
Other liabilities	36,040	43,459	31,184	26,675	25,609
Total liabilities	4,525,790	4,457,110	3,505,875	3,398,205	3,003,843
Total shareholders’ equity	638,369	627,795	555,926	543,658	478,088
Total liabilities and shareholders’ equity	$5,164,159	$5,084,905	$4,061,801	$3,941,863	$3,481,931
^Reclassified $712,806 to interest-bearing deposits

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19
Interest Income:
Loans, including fees	$ 39,344	$ 39,184	$ 34,290	$ 33,556	$ 31,279
Investment securities	5,309	5,187	5,304	5,298	4,752
Accretion of purchase accounting adjustments	1,655	1,409	1,715	1,553	1,201
Other interest income	29	19	289	37	9
Total interest income	46,337	45,799	41,598	40,444	37,241
Interest Expense:
Deposits	5,110	5,967	6,034	5,489	5,156
Borrowings	265	224	917	771	451
Subordinated debentures	1,188	1,176	1,203	1,213	1,270
Accretion of purchase accounting adjustments	(198)	(748)	(621)	(473)	(95)
Total interest expense	6,365	6,619	7,533	7,000	6,782
Net interest income	39,972	39,180	34,065	33,444	30,459
Provision for loan losses	6,921	7,606	7,102	850	974
Net interest income after provision for loan losses	33,051	31,574	26,963	32,594	29,485

Non-interest Income:
Service charges on deposit accounts	1,780	1,597	1,914	2,110	1,979
Mortgage Income	2,961	2,646	1,567	1,720	1,800
Interchange Fee Income	2,491	2,395	1,986	2,075	2,252
Gain (loss) on securities, net	32	73	174	(9)	57
Financial Assistance Award/Bank Enterprise Award	-	-	-	714	-
Bargain Purchase Gain and Gain on Sale of Land	-	7,643	-	-	-
Other charges and fees	1,530	1,326	833	964	1,015
Total non-interest income	8,794	15,680	6,474	7,574	7,103

Non-interest expense:
Salaries and employee benefits	15,494	15,866	13,228	13,092	11,612
Occupancy expense	3,826	3,200	2,918	3,190	2,632
FDIC/OCC premiums	447	237	147	147	111
Marketing	24	25	213	248	62
Amortization of core deposit intangibles	1,052	1,052	938	907	796
Other professional services	990	984	874	951	1,140
Acquisition charges	238	2,295	740	2,300	705
Other non-interest expense	4,864	4,411	4,381	4,125	3,767
Total Non-interest expense	26,935	28,070	23,439	24,960	20,825
Earnings before income taxes	14,910	19,184	9,998	15,208	15,763
Income tax expense	2,993	2,241	1,687	3,353	3,491
Net income available to common shareholders	$ 11,917	$ 16,943	$ 8,311	$ 11,855	$ 12,272

Diluted earnings per common share	$ 0.55	$ 0.79	$ 0.44	$ 0.64	$ 0.71
Diluted earnings per common share, operating*	$ 0.56	$ 0.52	$ 0.47	$ 0.72	$ 0.74
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
	Year to Date
EARNINGS STATEMENT	2020	2019
Interest Income:
Loans, including fees	$ 112,818	$ 89,760
Investment securities	15,800	14,108
Accretion of purchase accounting adjustments	4,779	3,988
Other interest income	337	229
Total interest income	133,734	108,085
Interest Expense:
Deposits	17,111	14,808
Borrowings	1,406	1,285
Subordinated debentures	3,567	3,691
Amortization of purchase accounting adjustments	(1,567)	(61)
Total interest expense	20,517	19,723
Net interest income	113,217	88,362
Provision for loan losses	21,628	2,888
Net interest income after provision for loan losses	91,589	85,474

Non-interest Income:
Service charges on deposit accounts	5,291	5,728
Mortgage Income	7,174	4,268
Interchange Fee Income	6,872	5,949
Gain (loss) on securities, net	279	131
Financial Assistance Award/Bank Enterprise Award	-	233
Bargain Purchase Gain and Gain on Sale of Land	7,643	-
Other charges and fees	3,689	3,064
Total non-interest income	30,948	19,373

Non-interest expense:
Salaries and employee benefits	44,588	33,924
Occupancy expense	9,943	7,606
FDIC/OCC premiums	831	485
Marketing	262	397
Amortization of core deposit intangibles	3,041	2,308
Other professional services	2,848	3,040
Acquisition charges	3,273	3,975
Other non-interest expense	13,658	11,874
Total Non-interest expense	78,444	63,609
Earnings before income taxes	44,093	41,238
Income tax expense	6,922	9,348
Net income available to common shareholders	$ 37,171	$ 31,890

Diluted earnings per common share	$ 1.80	$ 1.90
Diluted earnings per common share, operating*	$ 1.56	$ 2.07
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	Sept 30, 2020	Percent of Total	June 30, 2020	Mar 31, 2020	Dec 31, 2019	Sept 30, 2019	Percent of Total
Commercial, financial and agricultural	$ 576,812	18.1%	$ 629,497	$ 327,979	$ 332,600	$ 338,584	14.3%
Real estate – construction	330,070	10.4%	337,337	334,707	359,195	284,103	12.0%
Real estate – commercial	1,191,514	37.5%	1,163,897	1,048,854	1,028,012	943,218	39.9%
Real estate – residential	999,381	31.4%	978,372	828,378	814,282	724,860	30.7%
Lease Financing Receivable	2,478	0.1%	2,811	3,526	3,095	3,239	0.1%
Obligations of States & subdivisions	13,345	0.4%	17,010	18,218	20,716	16,545	0.7%
Consumer	42,332	1.3%	42,611	40,626	42,458	39,437	1.7%
Loans held for sale	22,482	0.8%	18,632	13,288	10,810	11,104	0.6%
Total loans	$3,178,414	100%	$3,190,167	$2,615,576	$2,611,168	$2,361,090	100%

COMPOSITION OF DEPOSITS	Sept 30, 2020	Percent of Total	June 30, 2020	Mar 31, 2020	Dec 31, 2019	Sept 30, 2019	Percent of Total
Noninterest bearing^	$ 482,236	11.4%	$486,039	$340,606	$723,208	$642,054	23.3%
NOW and other^	658,453	15.6%	601,195	478,526	941,598	926,704	33.5%
Money Market/Savings^	2,456,504	58.1%	2,451,991	1,826,973	750,010	651,539	23.6%
Time Deposits of less than $250,000	473,265	11.2%	499,406	462,808	479,386	401,549	14.5%
Time Deposits of $250,000 or more	158,756	3.7%	178,259	168,881	182,331	139,489	5.1%
Total Deposits	$4,229,214	100%	$4,216,890	$3,277,794	$3,076,533	$2,761,345	100%

Deposits Without Reclassification^	Sept 30, 2020	Percent of Total	June 30, 2020
Noninterest bearing	$1,195,042	28.3%	$1,189,766
Now and other	1,335,798	31.6%	1,347,324
Money Market/Savings	1,066,353	25.2%	1,002,135
Time Deposits of less than $250,000	473,265	11.2%	499,406
Time Deposits of $250,000 or more	158,756	3.7%	178,259
Total Deposits	$4,229,214	100%	$4,216,890

ASSET QUALITY DATA	Sept 30, 2020		June 30, 2020	Mar 31, 2020	Dec 31, 2019	Sept 30, 2019
Nonaccrual loans	$ 37,300		$ 39,201	$ 37,751	$ 38,393	$ 35,175
Loans past due 90 days and over	2,396		1,009	2,393	2,715	2,116
Total nonperforming loans	39,696		40,210	40,144	41,108	37,291
Other real estate owned	5,202		5,471	6,974	7,299	9,974
Nonaccrual securities	-		-	-	-	52
Total nonperforming assets	$ 44,898		$45,681	$47,118	$48,407	$ 47,317

Nonperforming assets to total assets	0.87%		0.90%	1.16%	1.23%	1.36%
Nonperforming assets to total loans + OREO	1.42%		1.44%	1.81%	1.86%	2.00%
ALLL to nonperforming loans	86.30%		69.79%	51.82%	33.83%	34.98%
ALLL to total loans	1.09%		0.88%	0.80%	0.53%	0.56%

Qtr-to-date net charge-offs (recoveries)	$ 729		$ 346	$ 205	$ (15)	$ 23
Annualized QTD net chg-offs (recs) to loans	0.09%		0.04%	0.03%	(0.002%)	0.004%

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	September 30, 2020			June 30, 2020			March 31, 2020			December 31, 2019			September 30, 2019
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$ 616,168	$ 3,432	2.23%	$ 605,626	$ 3,439	2.27%	$ 560,613	$ 3,944	2.81%	$ 556,004	$ 4,108	2.96%	$ 494,184	$ 3,926	3.18%
Tax-exempt
securities	341,550	2,513	2.94%	300,922	2,340	3.11%	224,212	1,821	3.25%	188,709	1,593	3.38%	127,750	1,108	3.47%
Total investment
securities	957,718	5,945	2.48%	906,548	5,779	2.55%	784,825	5,765	2.94%	744,713	5,701	3.06%	621,934	5,034	3.24%
in other banks	413,786	29	0.03%	321,559	19	0.02%	129,978	289	0.89%	80,612	37	0.18%	71,165	7	0.04%
Loans	3,165,653	40,999	5.18%	3,156,524	40,593	5.14%	2,602,340	36,005	5.53%	2,512,524	35,109	5.59%	2,343,392	32,480	5.54%
Total Interest
earning assets	4,537,157	46,973	4.14%	4,384,631	46,391	4.23%	3,517,143	42,059	4.78%	3,337,849	40,847	4.90%	3,036,491	37,521	4.94%
Other assets	548,183			528,989			473,350			429,738			402,711
Total assets	$ 5,085,340			$ 4,913,620			$ 3,990,493			$ 3,767,587			$ 3,439,202

Interest-bearing
liabilities:
Deposits	$ 3,960,054	$ 4,912	0.50%	$ 3,746,535	$ 5,219	0.56%	$ 3,042,529	$ 5,413	0.71%	$ 2,263,299	$ 5,016	0.89%	$ 2,140,419	$ 5,061	0.95%
Borrowed Funds	115,935	265	0.91%	116,270	224	0.77%	145,267	917	2.53%	174,475	771	1.77%	95,241	451	1.89%
Subordinated
debentures	81,470	1,188	5.83%	80,736	1,176	5.83%	80,697	1,203	5.96%	80,658	1,213	6.02%	80,619	1,270	6.30%
Total interest
bearing liabilities	4,157,459	6,365	0.61%	3,943,541	6,619	0.67%	3,268,493	7,533	0.92%	2,518,432	7,000	1.11%	2,316,279	6,782	1.17%
Other liabilities	295,354			362,952			174,691			731,085			652,899
Shareholders' equity	632,527			607,127			547,309			518,070			470,024
Total liabilities and
shareholders'
equity	$ 5,085,340			$ 4,913,620			$ 3,990,493			$ 3,767,587			$ 3,439,202

Net interest
income (FTE)*		$ 40,608	3.53%		$ 39,772	3.56%		$ 34,526	3.86%		$ 33,847	3.78%		$ 30,739	3.77%

Net interest margin (FTE)*			3.58%			3.63%			3.93%			4.06%			4.05%

Core net interest
margin*			3.41%			3.42%			3.65%			3.80%			3.86%

*See reconciliation for Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
		Three Months Ended
Per Common Share Data		Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019	Sept 30, 2019
Book value per common share		$ 29.82	$ 29.34	$ 29.49	$ 28.91	$ 27.92
Effect of intangible assets per share		8.89	8.94	9.97	10.04	8.53
Tangible book value per common share		$ 20.93	$ 20.40	$ 19.52	$ 18.87	$ 19.39

Diluted earnings per share		$ 0.55	$ 0.79	$ 0.44	$ 0.64	$ 0.71
Effect of acquisition charges		0.01	0.11	0.04	0.14	0.04
Tax on acquisition charges		-	(0.03)	(0.01)	(0.03)	(0.01)
Effect of bargain purchase gain and gain on sale of land		-	(0.36)	-	-	-
Tax on gain on sale of land		-	0.01	-	-	-
Effect of Treasury awards		-	-	-	(0.04)	-
Tax on Treasury awards		-	-	-	0.01	-
Diluted earnings per share, operating		$ 0.56	$ 0.52	$ 0.47	$ 0.72	$ 0.74

			Year to Date
			2020		2019
Diluted earnings per share			$ 1.80		$ 1.90
Effect of acquisition charges			0.16		0.24
Tax on acquisition charges			(0.03)		(0.06)
Effect of bargain purchase gain and gain on sale of land			(0.38)		-
Tax on gain on sale of land			.01		-
Effect of Treasury awards			-		(0.01)
Tax on Treasury awards			-		-
Diluted earnings per share, operating			$ 1.56		$ 2.07

			Year to Date
			2020		2019
Net income available to common shareholders			$ 37,171		$ 31,890
Acquisition charges			3,273		3,975
Tax on acquisition charges			(743)		(887)
Bargain purchase gain and gain on sale of land			(7,643)		-
Tax on gain on sale of land			157		-
Treasury awards			-		(233)
Tax on Treasury awards			-		59
Net earnings available to common shareholders, operating			$ 32,215		$ 34,804

		Three Months Ended
Average Balance Sheet Data		Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019	Sept 30, 2019
Total average assets	A	$5,085,340	$4,913,620	$3,990,493	$3,767,587	$3,439,202
Total average earning assets	B	4,537,157	$4,384,631	$3,517,143	$3,337,849	$3,036,492

Common Equity	C	$ 632,527	$ 607,127	$ 547,309	$ 518,070	$ 470,024
Less intangible assets		190,892	183,161	188,420	171,328	145,405
Total Tangible common equity	D	$ 441,635	$ 423,966	$ 358,889	$ 346,742	$ 324,619

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019	Sept 30, 2019
Net interest income	E	$ 39,972	$ 39,180	$ 34,065	$ 33,444	$ 30,459
Tax-exempt investment income		(1,877)	(1,748)	(1,360)	(1,190)	(828)
Taxable investment income		2,513	2,340	1,821	1,593	1,108
Net Interest Income Fully Tax Equivalent	F	$ 40,608	$ 39,772	$ 34,526	$ 33,847	$ 30,739

Annualized Net Interest Margin	E/B	3.52%	3.57%	3.87%	4.01%	4.01%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.58%	3.63%	3.93%	4.06%	4.05%

Total Interest Income, Fully Tax Equivalent
Total Interest Income		$ 46,337	$ 45,799	$ 41,598	$ 40,444	$ 37,241
Tax-exempt investment income		(1,877)	(1,748)	(1,360)	(1,190)	(828)
Taxable investment income		2,513	2,340	1,821	1,593	1,108
Total Interest Income, Fully Tax Equivalent	G	$ 46,973	$ 46,391	$ 42,059	$ 40,847	$ 37,521

Yield on Average Earning Assets, Fully Tax Equivalent	G/B	4.14%	4.23%	4.78%	4.90%	4.94%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities		$ 5,309	$ 5,187	$ 5,304	$ 5,298	$ 4,752
Tax-exempt investment income		(1,877)	(1,748)	(1,360)	(1,190)	(828)
Taxable investment Income		2,513	2,340	1,821	1,593	1,108
Interest Income Investment Securities, Fully Tax Equivalent	H	$ 5,945	$ 5,779	$ 5,765	$ 5,701	$ 5,034

Average Investment Securities	I	$ 957,718	$ 906,548	$ 784,825	$ 744,713	$ 621,934

Yield on Investment Securities, Fully Tax Equivalent	H/I	2.48%	2.55%	2.94%	3.06%	3.24%

		Three Months Ended
Core Net Interest Margin		Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019	Sept 30, 2019
Net interest income (FTE)		$ 40,608	$ 39,772	$ 34,526	$ 33,847	$ 30,739
Less purchase accounting adjustments		1,853	2,157	2,336	2,026	1,296
Net interest income, net of purchase accounting adj	J	$ 38,755	$ 37,615	$ 32,190	$ 31,821	$ 29,443

Total average earning assets		$4,537,157	$4,384,631	$3,517,143	$3,337,849	$3,036,492
Add average balance of loan valuation discount		11,501	10,651	12,237	12,252	13.679
Avg earning assets, excluding loan valuation discount	K	$4,548,658	$4,395,282	$3,529,380	$3,350,101	$3,050,171

Core net interest margin	J/K	3.41%	3.42%	3.65%	3.80%	3.86%

		Three Months Ended
Efficiency Ratio		Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019	Sept 30, 2019
Operating Expense
Total non-interest expense		$ 26,935	$ 28,070	$ 23,439	$ 24,960	$ 20,825
Pre-tax non-operating expenses		(238)	(2,295)	(740)	(2,300)	(705)
Adjusted Operating Expense	L	$ 26,697	$ 25,775	$ 22,699	$ 22,660	$ 20,120

Operating Revenue
Net interest income, FTE		$ 40,608	$ 39,772	$ 34,526	$ 33,847	$ 30,739
Total non-interest income		8,794	15,680	6,474	7,574	7,103
Pre-tax non-operating items		-	(7,643)	-	(714)	-
Adjusted Operating Revenue	M	$ 49,402	$ 47,809	$ 41,000	$ 40,707	$ 37,842

Efficiency Ratio, operating	L/M	54.04%	53.91%	55.36%	55.67%	53.17%

		Three Months Ended
Return Ratios		Sept 30, 2020	June 30, 2020	Mar 31, 2020	Dec 31, 2019	Sept 30, 2019
Net income available to common shareholders	N	$ 11,917	$ 16,943	$ 8,311	$ 11,855	$ 12,272
Acquisition charges		238	2,295	740	2,300	705
Tax on acquisition charges		(61)	(518)	(164)	(461)	(152)
Bargain purchase gain and gain on sale of land		-	(7,643)	-	-	-
Tax on gain on sale of land		-	157	-	-	-
Treasury awards		-	-	-	(714)	-
Tax on Treasury awards		-	-	-	181	-
Net earnings available to common shareholders, operating	O	$ 12,094	$ 11,234	$ 8,887	$ 13,161	$ 12,825

Pre-Tax Pre-Provision Operating Earnings
Earnings before income taxes	P	$ 14,910	$ 19,184	$ 9,998	$ 15,208	$ 15,763
Acquisition charges		238	2,295	740	2,300	705
Provision for loan losses		6,921	7,606	7,102	850	974
Treasury Awards and Gains		-	(7,643)	-	(714)	-
Pre-Tax, Pre-Provision Operating Earnings	Q	$ 22,069	$ 21,442	$ 17,840	$ 17,644	$ 17,442

Annualized return on avg assets	N/A	0.94%	1.38%	0.83%	1.26%	1.43%
Annualized return on avg assets, oper	O/A	0.95%	0.91%	0.89%	1.40%	1.49%
Annualized pre-tax, pre-provision, oper	Q/A	1.74%	1.75%	1.79%	1.87%	2.03%
Annualized return on avg common equity, oper	O/C	7.65%	7.40%	6.50%	10.16%	10.91%
Annualized return on avg tangible common equity, operating	O/D	10.95%	10.60%	9.91%	15.18%	15.80%

Mortgage Department
Net Interest Income after provision for loan losses		$ 142	$ 127	$ 119	$ 59	$ 200
Loan fee income		2,961	2,646	1,567	1,720	1,800
Salaries and employee benefits		(1,444)	(1,246)	(1,077)	(975)	(986)
Other non-interest expense		(110)	(99)	(152)	(164)	(134)
Earnings before income taxes		$ 1,549	$ 1,428	$ 457	$ 640	$ 880

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998